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                                                                   EXHIBIT 10.41

                                 PROMISSORY NOTE

                              AVIATION GROUP, INC.

U.S. $3,000,000                                                      May 9, 2000

        AVIATION GROUP, INC., a Texas corporation ("Maker" or "AVG"), for value received, hereby promises to pay to S.W. PELHAM FUND, L.P. or registered assigns ("Lender") the principal sum of THREE MILLION UNITED STATES DOLLARS (U.S. $3,000,000) on or before February 28, 2001 and to pay interest in arrears (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof from the date of this Promissory Note at the rate of twelve percent (12%) per annum, quarterly on the eighth (8th) day of each August, November, February and May in each year, commencing on the payment date next succeeding the date hereof and at maturity.

        1. Maturity. The entire outstanding principal balance of this Note, plus all accrued interest thereon, shall be due and payable in full on the sooner of (i) DEMAND by Lender following the occurrence of a Repayment Event (as defined below) and (ii) February 28, 2001 (the "Maturity Date").

        2. Certain Payment Matters. All payments by Maker hereunder shall be applied first to accrued and unpaid interest and the balance on account of the principal of this Note. All payments shall be payable in lawful money of the United States of America. Maker may at any time prepay this Note in whole or in part, without penalty or premium.

        3. Costs of Collection, etc. Maker promises to pay, in addition to the aforementioned principal sum and interest, all taxes and assessments which may be levied against Lender upon this Note or the indebtedness evidenced hereby, other than taxes based on the income or profits of Lender (the "Loan Indebtedness") or upon any collateral securing this Note, and together with all costs of collection including reasonable attorneys' fees incurred by Lender on the indebtedness evidenced hereby to (1) collect the Loan Indebtedness due hereunder from any party liable for the payment of the Loan Indebtedness whether as maker, endorser, guarantor, surety or otherwise (the "Parties") and realize its rights under this Note, (2) enforce, foreclose and realize its rights under this Note, the Purchase Agreement dated as of May 1, 2000 by and among Maker and Lender pursuant to which this Note is being issued (the "Purchase Agreement"), or any document evidencing, securing, or guaranteeing this Note, including, without limitation, that certain Guaranty of even date from tavelbyus.com, Ltd. ("TBU") in favor of Lender (collectively, the "Loan Documents"), (3) defend and protect the validity of this Note or any of the Loan Documents in connection with any litigation or controversy arising from or connected therewith, and (4) defend, protect, and assert Lender's rights under this Note in
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connection with any proceeding under any bankruptcy, reorganization, dissolution and liquidation law relating to any of the Parties.

        4. Repayment Events. The occurrence of any one or more of the following events shall constitute a repayment event (each a "Repayment Event"):
(i) a registration statement on Form S-4 shall not have been filed with the U.S. Securities and Exchange Commission ("SEC") on or before June 1, 2000, with respect to the proposed arrangement between a wholly-owned subsidiary of AVG and TBU, on substantially the terms and conditions set forth in the Arrangement Agreement dated as of May 3, 2000, a copy of which has been provided to Lender and to counsel to Lender (the "Arrangement"); (ii) the closing of the Arrangement and one or more of the Acquisitions (as defined in the Summary of Terms attached as Schedule A to the Purchase Agreement) and the approval by AVG's stockholders of the issuance of the Warrants to be issued to Lender pursuant to the Purchase Agreement in accordance the rules and regulations of The Nasdaq National Stock Market shall not have taken place or been obtained, as applicable, on or before September 30, 2000; or (iii) Bill Kerby ceases to be the Chief Executive Officer of AVG and its subsidiaries and actively involved in the management and operation thereof.

        5. Events of Default. Any one or more of the following events shall constitute an event of default under this Note (an "Event of Default"): (1) if any payment of all or any part of the principal of, or interest on, this Note shall not be made within 5 days after the same is due; (2) if either AVG or TBU shall (a) generally be unable to pay its debts as they come due, (b) voluntarily file a petition in bankruptcy or a petition to take advantage of any insolvency act, (c) become insolvent or make an assignment for the benefit of its creditors, (d) consent to the appointment of a custodian or receiver of itself or of the whole or any substantial part of its property, (e) on a petition in bankruptcy filed against it, have an order for relief entered against it, (f) file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any other jurisdiction, (g) if a petition in bankruptcy shall be filed against AVG or TBU, and not be dismissed within 60 days from the date of filing, or (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing, without the consent of AVG or TBU, a custodian or receiver of such person, or of the whole or any substantial part of its property, or approving a petition filed against AVG or TBU seeking reorganization or arrangement of such person under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any other jurisdiction, and such order, judgment or decree shall not be set aside or stayed within 60 days from the date of its entry; or (3) if any breach in any material respect of any representation, warranty or covenant contained in the Purchase Agreement or any other Loan Document shall occur and shall remain uncured within 30 days after a senior officer of Maker first has actual knowledge thereof; provided, that, if, in the reasonable opinion of the Holder, such breach is not curable within 30 days, then such breach shall constitute an Event of Default hereunder immediately.

        6. Acceleration. In case one or more Events of Default or Repayment Events shall have occurred, Lender may, by written notice to Maker, declare the entire amount of this Note to be immediately due and payable, whereupon the maturity of the unpaid balance of this Note shall be accelerated to the date of such notice; provided that the unpaid balance of this Note shall be


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accelerated automatically without any such notice or any other action in the case of an Event of Default of the nature identified in clause (2) of Section 5. In addition, Lender shall have the right to take any action at law or in equity to collect the payments due under this Note. If Lender shall have proceeded to enforce its rights under this Note and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to Lender, then Maker and Lender shall be restored to their respective positions hereunder, and all rights, remedies and powers of Maker and Lender shall continue as though the proceedings had not taken place.

        7.           Certain Waivers; Consent to Jurisdiction, etc.

        (a) Commercial Transaction. MAKER ACKNOWLEDGES THAT THIS NOTE AND THE UNDERLYING TRANSACTIONS GIVING RISE HERETO CONSTITUTE COMMERCIAL BUSINESS TRANSACTED WITHIN THE STATE OF CONNECTICUT. IN THE EVENT OF ANY LEGAL ACTION BETWEEN MAKER AND LENDER HEREUNDER, MAKER HEREBY EXPRESSLY WAIVES ANY RIGHTS WITH REGARD TO NOTICE, PRIOR HEARING AND ANY OTHER RIGHTS IT MAY HAVE UNDER THE CONNECTICUT GENERAL STATUTES, CHAPTER 903a, AS NOW CONSTITUTED OR HEREAFTER AMENDED, OR UNDER ANY OTHER STATE OR FEDERAL LAW OR CONSTITUTION WITH REGARD TO PREJUDGMENT REMEDIES, AND LENDER MAY INVOKE ANY PREJUDGMENT REMEDY AVAILABLE TO IT, INCLUDING, BUT NOT LIMITED TO, GARNISHMENT, ATTACHMENT, FOREIGN ATTACHMENT AND REPLEVIN, WITH RESPECT TO ANY TANGIBLE OR INTANGIBLE PROPERTY (WHETHER REAL OR PERSONAL) OF MAKER TO ENFORCE THE PROVISIONS OF THIS NOTE, WITHOUT GIVING MAKER ANY NOTICE OR OPPORTUNITY FOR A HEARING.

        (b) Jury Trial. MAKER HEREBY VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE PURCHASE AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

        (c) Consent to Jurisdiction. ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH UNDER THIS NOTE OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY MAY BE BROUGHT BY SUCH PARTY IN ANY FEDERAL DISTRICT COURT LOCATED IN CONNECTICUT OR ANY CONNECTICUT STATE COURT AS SUCH PARTY MAY IN ITS SOLE DISCRETION ELECT, AND BY THE EXECUTION AND DELIVERY OF THIS NOTE, MAKER IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE IN PERSONAM JURISDICTION OF EACH SUCH COURT, AND MAKER IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT IN ANY PROCEEDING BEFORE ANY SUCH COURT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IT IS NOT SUBJECT TO THE IN PERSONAM JURISDICTION OF ANY SUCH COURT. IN ADDITION, MAKER IRREVOCABLY


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WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR
HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY BROUGHT IN ANY SUCH COURT, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS
BEEN BROUGHT IN ANY INCONVENIENT FORUM.

        (d) Service of Process. MAKER IRREVOCABLY AGREES THAT PROCESS PERSONALLY SERVED OR SERVED BY U.S. REGISTERED MAIL OR SERVED IN THE MANNER PROVIDED FOR COMMUNICATIONS IN THE PURCHASE AGREEMENT OR AS PROVIDED IN SECTION 11 HEREOF SHALL CONSTITUTE, TO THE EXTENT PERMITTED BY LAW, ADEQUATE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY, OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH HEREUNDER OR UNDER ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY. RECEIPT OF PROCESS SO SERVED SHALL BE CONCLUSIVELY PRESUMED AS EVIDENCED BY A DELIVERY RECEIPT FURNISHED BY THE UNITED STATES POSTAL SERVICE OR ANY COMMERCIAL DELIVERY SERVICE.

        (e) Other Forums. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY PARTY HERETO TO SERVE ANY WRITS, PROCESS OR SUMMONSES IN ANY MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER ANY OTHER PARTY HERETO IN SUCH OTHER JURISDICTION, AND IN SUCH OTHER MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW.

        (f) Additional Waivers. MAKER AND EACH ENDORSER OR GUARANTOR OF THIS NOTE HEREBY WAIVES PRESENTMENT, PROTEST, DEMAND, DILIGENCE, NOTICE OF DISHONOR AND OF NONPAYMENT, AND WAIVES AND RENOUNCES ALL RIGHTS TO THE BENEFITS OR ANY STATUTE OF LIMITATIONS AND ANY MORATORIUM, APPRAISEMENT, EXEMPTION AND HOMESTEAD NOW PROVIDED OR WHICH MAY HEREAFTER BE PROVIDED BY ANY FEDERAL OR STATE STATUTE, BOTH AS TO ITSELF PERSONALLY AND AS TO ALL OF ITS OR THEIR PROPERTY, WHETHER REAL OR PERSONAL, AGAINST THE ENFORCEMENT AND COLLECTION OF THE OBLIGATIONS EVIDENCED BY THIS NOTE AND ANY AND ALL EXTENSIONS, RENEWALS AND MODIFICATIONS.


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        9.      Successors and Assigns. All references herein to "Lender",
"Maker", "AVG", "TBU" or the "Parties" shall apply to their respective heirs, successors and assigns, including, without limitation, any entity that is the surviving entity in connection with the Arrangement.

        10. Guaranty. The obligations of Maker under this Note are guaranteed by TBU pursuant to a Guaranty Agreement of even date herewith from TBU in favor of Lender in accordance with the terms thereof.

        11. Notices. All notices and other communications under this Note shall be deemed sufficiently when personally delivered or when mailed by registered or certified mail, postage prepaid, addressed as follows: (a) if to Maker, at 500 N. Pearl Street, Suite 2170 Dallas, Texas 75201, U.S.A., with a copy to Jenkens & Gilchrest, Fountain Place, 1445 Ross Avenue, Suite 3200, Dallas, Texas 75202, Attention: Daryl B. Robertson, Esq., and (b) if to Maker, at 242 Trumbull Street, 8th Floor, Hartford, Connecticut 06103, U.S.A., or in each case to such other address as such person shall have furnished in writing to the other.

        12. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Connecticut, without regard to its choice of law principles.


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     IN WITNESS WHEREOF, each of the undersigned has caused this Note to be properly executed by its duly authorized officer as of the 9th day of May, 2000.

                                        AVIATION GROUP, INC.

                                        By: /s/ RICHARD L. MORGAN
                                            ---------------------------

                                          Its:  Executive Vice President
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                                    WAIVER
                                    ------



                                                            As of June 1, 2000

Aviation Group, Inc.
500 N. Pearl Street
Suite 2170
Dallas, TX  75201

Attention: Mr. Richard Morgan

     Re:  Waiver
          ------

Dear Rick:

     Reference is hereby made to that certain Promissory Note in the original principal amount of U. S. $3,000,000 (the "Note") dated May 8, 2000 issued by Aviation Group, Inc. (the "Company") in favor of SW Pelham Fund, L.P. ("Pelham"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Note.

     Subject to the conditions herein contained, Pelham hereby waives the occurrence of any Repayment Event occurring prior to June 15, 2000 which has resulted or may result from the failure of the Company to file a registration statement on Form S-4 shall with the U.S. Securities and Exchange Commission on or before June 1, 2000 with respect to the proposed arrangement between a wholly-owned subsidiary of the Company and travelbyus.com, Ltd., as more specifically described in Section 4 of the Note.

     The foregoing waiver is granted by Pelham for the specific period provided for above and shall not apply to any period beyond that set forth above. Any failure by the Company to satisfy the requirements referenced above on or before June 15, 2000 shall constitute a Repayment Event under the Note as to which the foregoing waiver shall not apply.

                              SW PELHAM FUND, L.P.

                              By:  Pelham Capital Management, LLC,
                                   its General Partner

                              By: Smith Whiley Investment Management, Inc., its Manager

                              By:  /s/  Venita E. Fields
                                   Venita E. Fields
                                   Managing Director

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